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                                                                     EXHIBIT (n)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 5, 2002 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen Quality Preferred Income Fund 2 filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-98815) and in the Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-21137).



                                         /s/ ERNST & YOUNG LLP


Chicago, Illinois
October 9, 2002